Exhibit 10.7

Contract of Employment dated 1 January 2011

between

SunVesta Projects & Management AG

Seestrasse 97

CH-8942 Oberrieden, Switzerland

(hereinafter referred to as "Employer")

and

Josef Mettler

Bachtelstrasse 20

CH-8808 Pfäffikon/SZ, Switzerland

(hereinafter referred to as "Employee")

1.

Position

The Employer appoints the Employee as Chief Executive Officer of SunVesta Projects & Management

AG, Oberrieden, of SunVesta Holding AG, and of SunVesta Inc.

2.

Area of responsibility, duties and authority

The area of responsibility, duties and authority shall be defined in a separate agreement that shall be an integral component of this contract.

3.

Place of work

The place of work shall be Oberrieden/ZH, Seestrasse 97.

4.

Commencement of employment

This contract of employment shall enter into force on 1 January 2011.

5.

Probationary period

There shall be no probationary period.

6.

Term and termination of the employment contract

This contract shall be of unlimited duration, and may be terminated by either party at the end of a calendar month with

2 months’ notice up to the 2nd year of employment

3 months’ notice up to the 5th  year of employment

6 months’ notice from the 5th  year of employment

7.

Duty of care and loyalty

The Employee shall be obliged to perform with due care the tasks assigned to him, and to safeguard the legitimate interests of the Employer in good faith.  He may not compete in any manner with the Employer within Switzerland during term of his employment, or within two years after termination of his employment.  Any infringement of this prohibition of competition shall be subject to a contract penalty of

CHF 50,000 and any damages.  He shall keep the Employer’s industrial and business secrets.

8.

Holding office

The Employer's consent shall be required for holding public office and holding office in professional associations, if it entails absence from work.  Consent shall be granted in the absence of good reason to the contrary.  There shall be no deduction from salary or vacation entitlement when performing such functions during working hours, unless adequate remuneration is paid for such functions, and provided it does not entail significant absence from work.

9.

Working hours

The weekly hours of work shall be 42 hours.

As a senior executive, the Employee shall waive any form of compensation for any overtime worked, in the absence of a written agreement to the contrary.

10.

Vacation

The Employer shall grant 25 days’ paid vacation per calendar year.

If employment begins or ends in the course of a calendar year, vacation entitlement shall apply pro rata temporis.

11.

Salary

The Employee shall receive a monthly gross salary of CHF 30,000.  If the employment relationship ends in the course of a calendar year, this salary shall be payable pro rata temporis.

12.

Variable component of compensation

Possible agreements about a variable salary component (bonus etc) shall be governed by a separate agreement (addendum A)

13.

Expenses

Expenses shall be subject to the provisions of the Expenses Regulations and/or of the Code of

Obligations.

14.

Payment of salary in the event of illness or accident

The Employer shall continue to pay the Employee his salary to the extent defined below if he is unable to work due to illness or accident for which he is not to blame:

In the 1st year of service

for 4 weeks

From the 2nd year of service

for 9 weeks

From the 4th year of service

for 14 weeks

From the 9th year of service

for 15 weeks

From the 10th year of service

for 17 weeks

From the 12th year of service

for 18 weeks

For each further year of service

one week more per year

15.

Military service

In the event of absence from work due to obligatory military service or civil defence, the Employer shall pay 80% of the salary during the period defined in Article 324a of the Code of Obligations.  The

Employer shall be entitled to the compensation under the Income Compensation Scheme.

16.

Occupational pension provision

Occupational pension provision shall be governed by the regulations of the Employer's occupational pension scheme.

17.

Termination pay

There is no provision for termination pay.

Each party to the contract shall receive one copy of this contract.

Oberrieden, this 5th day of January 2011

Signed

/s/ Hans Rigendinger

/s/ Josef Mettler

SunVesta Projects & Management AG

Josef Mettler

(Employer)

(Employee)

/s/ Turan Tokay____________

SunVesta Projects & Management AG

(Employer)